UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2019

The Simply Good Foods Company
(Exact name of registrant as specified in its charter)

DELAWARE	001-38115	82-1038121
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1225 17th Street, Suite 1000
Denver, CO 80202
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 633-2840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMPL	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 7, 2019, The Simply Good Foods Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, as sole underwriter (the “Underwriter”). The Underwriting Agreement provides for the offer and sale by the Company of 13,379,205 shares of its common stock, par value $0.01 per share (the “Common Stock”), at a price per share of $26.16 (the “Offering”).

The Offering closed on October 9, 2019. The Company will receive all of the net proceeds from the sale of its shares of Common Stock.

The Offering was made pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-234004) and a related prospectus supplement filed with the Securities and Exchange Commission.

Pursuant to the Underwriting Agreement, the Company and each executive officer and director of the Company agreed not to, without the prior written consent of the Underwriter, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock; enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 45 days after the date of the offering, other than as provided under the terms of the Underwriting Agreement.

The Company intends to use the net proceeds from the Offering to pay a portion of the purchase price and related fees and expenses for its previously announced acquisition of Quest Nutrition, LLC, or for general corporate purposes if the acquisition is not consummated.

The underwriting agreement contains customary representations, warranties, indemnification rights and obligations of the parties.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The above description of the Underwriting Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Amendment.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated October 7, 2019, by and between the Company and Goldman Sachs & Co. LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SIMPLY GOOD FOODS COMPANY

Date: October 9, 2019	By:	/s/ Todd E. Cunfer
	Name:	Todd E. Cunfer
	Title:	Chief Financial Officer

(Principal Financial Officer)